Exhibit 99.1

NEWS RELEASE	Castle Dental Centers
3701 Kirby Drive, Suite 550
Houston, TX 77098
(713) 490-8400
(OTC Bulletin Board: CASL.OB)

For information contact:
John M. Slack	Joseph P. Keane
Interim Chief Executive Officer	Chief Financial Officer
(713) 490-8601	(713) 490-8602

CASTLE DENTAL REPORTS FOURTH QUARTER AND

FULL YEAR 2003 RESULTS

HOUSTON, March 30, 2004—Castle Dental Centers, Inc. (OTC Bulletin Board: CASL.OB) today reported that it earned net income of $4.1 million, or $0.02 cents per share, for the three months ended December 31, 2003, compared to a net loss of $3.2 million, or $0.04 per share, in the fourth quarter of 2002. Per share data for 2003 are based on average fully diluted shares outstanding of 217.3 million shares in the fourth quarter 2003 compared to average fully diluted shares of 74.1 million in the fourth quarter 2002. Net income in the fourth quarter of 2003 included a benefit for income taxes of $4.2 million related to the recognition of deferred tax assets that had previously been fully reserved.

Patient revenues for the three-month period ended December 31, 2003, were $22.1 million, $2.2 million, or 9.1% lower than the same period last year. The lower revenues resulted from a decline of $1.5 million, or 6.2%, in same store revenues and the closing of three dental centers during the past year that reduced revenues by $0.7 million, or 3.0% in the fourth quarter 2003.

For the year ended December 31, 2003, Castle Dental reported net income of $26.1 million, $0.16 per share, including a gain on early extinguishment of debt of $21.9 million, compared to a net loss of $29.6 million, $0.79 per share, in 2002. The loss in 2002 included a $37.0 million charge related to goodwill impairment resulting from the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, partially offset by a gain on early extinguishment of debt of $17.3 million. Excluding unusual charges, restructuring costs and the benefit for income taxes recorded in 2003, the Company earned $0.9 million for the year ended December 31, 2003, compared to a net loss of $2.5 million in 2002. Patient revenues of $93.9 million were $7.0 million, or 6.9% below patient revenues of $100.9 million in 2002. The decline in revenues resulted from lower same store sales of $2.8 million, or 2.8%, and the closing or sale of dental centers in the past year that reduced revenues by $4.2 million in 2003.

Excluding unusual charges, restructuring costs and the benefit of income taxes, earnings before interest, taxes, depreciation and amortization (EBITDA) was $1.0 million for the quarter ended December 31, 2003, $0.8 million less than the fourth quarter of 2002. For the year ended December 31, 2003, EBITDA was $7.5 million, 11.8% higher than EBITDA of $6.7 million in 2002.

During 2003, Castle Dental completed the recapitalization of its balance sheet through the sale of $13.0 million in preferred stock and subordinated notes to Sentinel Capital Partners II, L.P., management, directors and other investors. These proceeds were used to reduce debt and restructure the Company’s balance sheet. At December 31, 2003, the Company’s outstanding debt was $19.5 million, down $30.0 million from total debt of $49.5 million at December 31, 2002.

The total equivalent shares of common stock outstanding at December 31, 2003 were approximately 217 million shares, including the conversion of preferred stock and warrants into common stock, as well as employee stock options. This compares to total equivalent shares outstanding of approximately 74 million at December 31, 2002.

Net income and loss excluding unusual charges, restructuring costs and other charges and EBITDA excluding unusual charges, restructuring costs and other charges, and severance costs are non-GAAP financial measures. Please see the attached Table 3 for a reconciliation of the most comparable GAAP measure to the non-GAAP measures presented in this press release.

Castle Dental Centers, Inc. develops, manages and operates integrated dental networks through contractual affiliations with general, orthodontic and multi-specialty dental practices in the U.S., Castle manages 74 dental centers with approximately 160 affiliated dentists in Texas, Florida, Tennessee and California with annual patient revenues of approximately $95 million.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Among the key factors that may have a direct bearing on the Company are fluctuations in the economy, the degree and nature of competitions and the demand for the Company’s services, changes in laws and regulations affecting the Company’s business, the Company’s inability at any time to complete acquisitions and integrate the operations of acquired businesses, and numerous other factors discussed in Castle Dental’s filings with the Securities and Exchange Commission.

Castle Dental Centers, Inc.

Table 1.

CASTLE DENTAL CENTERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
Net patient revenues	$24,298	$22,080	$100,866	$93,889
Expenses:
Dentist salaries and other professional costs	7,173	6,600	29,376	27,634
Clinical salaries	4,943	4,675	21,698	18,554
Dental supplies and laboratory fees	2,695	2,531	11,607	10,342
Rental and lease expense	1,424	1,549	5,969	5,882
Advertising and marketing	749	701	2,625	2,892
Depreciation and amortization	884	729	3,614	3,088
Other operating expenses	1,840	1,834	7,889	7,204
Bad debt expense	1,282	267	4,751	3,864
General and administrative	2,339	2,704	10,217	10,250
Restructuring costs and other charges	(261)	—	4,256	835
Asset impairment	3,252	—	3,356	—

Total expenses	26,320	21,590	105,358	90,545

Operating income (loss)	(2,022)	490	(4,492)	3,344
Interest expense	1,146	641	5,627	3,206
Other (income) expense	163	8	(33)	52
Gain on early extinguishment of debt	—	(69)	(17,334)	(21,856)

Income (loss) before benefit for income taxes and cumulative effect of change in accounting principle	(3,331)	(90)	7,248	21,942
Benefit for income taxes	(161)	(4,162)	(161)	(4,162)

Income (loss) before cumulative effect of change in accounting principle	(3,170)	4,072	7,409	26,104
Cumulative effect of change in accounting principle	—	—	(37,000)	—

Net income (loss)	$(3,170)	$4,072	$(29,591)	$26,104

Income (loss) per common share:
Income before cumulative effect of change in accounting principle	$(0.04)	$0.02	$0.20	$0.16
Cumulative effect of change in accounting principle	—	—	(0.99)	—

Net income (loss)	$(0.04)	$0.02	$(0.79)	$0.16

Weighted average number of common and common equivalent shares outstanding
Basic	74,106	211,071	37,202	159,078

Diluted	74,106	217,294	37,202	162,559

Castle Dental Centers, Inc.

Table 2.

CASTLE DENTAL CENTERS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2002	2003
ASSETS
Current assets:
Cash and cash equivalents	$1,522	$513
Patient receivables, net	6,362	6,130
Unbilled patient receivables, net	2,650	2,409
Prepaid expenses and other current assets	1,438	1,048

Total current assets	11,972	10,100

Property and equipment, net	11,273	9,194
Intangibles, net	14,900	14,846
Deferred income taxes	—	5,618
Other assets	2,811	1,816

Total assets	$40,956	$41,574

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Revolving line of credit	$—	$379
Current portion of long-term debt	2,276	1,510
Accounts payable, trade	2,937	2,322
Accrued liabilities	8,499	8,272
Deferred income taxes	—	1,056

Total current liabilities	13,712	13,539

Long-term debt, net of current portion	47,219	17,600
Other long-term liabilities	1,935	—
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred Stock, $0.001 and $0.000001 par value at December 31, 2002 and 2003, respectively, 1,000,000 shares authorized, 211,282 and 195,838 shares Series A-1 issued and outstanding at December 31, 2002 and 2003, respectively and 79,190 shares of Series B issued and outstanding at December 31, 2003	—	—
Common stock, $0.001 and $0.000001 par value at December 31, 2002 and 2003, respectively, 250,000,000 shares authorized, 6,417,206 and 8,265,323 shares issued and outstanding at December 31, 2002 and 2003, respectively	6	—
Additional paid-in capital	46,575	53,178
Deferred compensation	—	(356)
Accumulated deficit	(68,491)	(42,387)

Total stockholders’ equity (deficit)	(21,910)	10,435

Total liabilities and stockholders’ equity (deficit)	$40,956	$41,574

Castle Dental Centers, Inc.

Table 3.

CASTLE DENTAL CENTERS, INC.

RECONCILIATION OF HISTORICAL GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended, December 31,		Year Ended, December 31,
	2002	2003	2002	2003
Reconciliation of net income (loss) before unusual charges and restructuring costs and other charges:
Net income (loss), as reported	$(3,170)	$4,072	$(29,591)	$26,104
Restructuring costs and other charges	(261)	—	4,256	835
Unusual charges:
Asset impairment	3,252	—	3,356	—
Gain on early extinguishment of debt	—	(69)	(17,334)	(21,856)
Benefit for income taxes	(161)	(4,162)	(161)	(4,162)
Cumulative effect of change in accounting principle	—	—	37,000	—

Net income (loss) before unusual charges and restructuring costs and other charges	$(340)	$(159)	$(2,474)	$921

Reconciliation of operating income (loss) and EBITDA
Operating income, as reported	$(2,022)	$490	$(4,492)	$3,344
Restructuring costs and other charges	(261)	—	4,256	835
Asset impairment	3,252	—	3,356	—

Operating income excluding unusual charges	969	490	3,120	4,179
Depreciation and amortization	884	729	3,614	3,088
Severance costs	—	(209)	—	264

EBITDA—excluding severance costs, unusual charges and restructuring costs and other charges	$1,853	$1,010	$6,734	$7,531